Exhibit 99.1

                          INDEPENDENT AUDITORS' REPORT
                              ON INTERNAL CONTROL

To the Board of Directors
Alterman Investment Fund, Inc.
Atlanta, Georgia

In planning and performing our audit of the financial statements of Alterman Investment Fund, Inc. for the year ended April 30, 1999, we considered its internal control, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not to provide assurance on internal control.

The management of Alterman Investment Fund, Inc. is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The objectives of internal control are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation of controls may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by personnel in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 1999.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.

                                   /s/ Birnbrey, Minsk & Minsk LLC

Atlanta, Georgia
June 14, 1999